December 18, 1996

Magicworks Entertainment Incorporated
930 Washington Avenue, 5th Floor
Miami Beach, Florida  33193

         Re:      REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         We have acted as counsel to Magicworks Entertainment Incorporated, a Delaware corporation (the "Company"), in connection with the registration statement on Form S-1, as amended (the Registration Statement"), filed by the Company under the Securities Act of 1933, as amended, with respect to 26,226,465 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), and 500,000 warrants to purchase Common Stock (the "Placement Agent Warrants") which may be sold from time to time by the selling securityholders (the "Selling Securityholders") named therein. Of the Shares to be sold by the Selling Securityholders, (i) 22,763,179 of such Shares (the "Outstanding Shares") are issued and outstanding; (ii) 500,000 of such Shares (the "Placement Agent Warrant Shares") are issuable to certain of the Selling Securityholders upon exercise of Placement Agent Warrants held by such


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Magicworks Entertainment Incorporated
December 18, 1996
Page 2

Selling Securityholders; (iii) 1,481,643 of such Shares (the "Notes Shares") are issuable to certain of the Selling Securityholders upon conversion of the Company's unsecured senior convertible notes (collectively, the "Notes"); and
(iv) 1,481,643 of such Shares (the "Redeemable Warrant Shares") are issuable to certain of the Selling Securityholders upon exercise of certain redeemable warrants (the "Redeemable Warrants") that are issuable upon conversion of the Notes in certain circumstances.

         In connection with the Registration Statement, we have examined, considered and relied upon the following documents (collectively, the "Documents"): the Registration Statement; the Agreement and Plan of Merger dated July 24, 1996 among the Company, Shadow Wood Corporation, Robert L. Wright and Mark Archibald; the Placement Agent Warrants; the form of Redeemable Warrant; the form of Note; the Placement Agent Agreement dated June 12, 1996 between the Company and Capital Growth International LLC, the Company's Certificate of Incorporation and Bylaws, each as amended to date, and corporate minute book; and such matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

         In rendering the opinions set forth below, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to questions of fact material to the opinions expressed herein, we have relied upon the representations and warranties of the Company, the Selling Securityholders and the other parties to the Documents.

         Based solely upon and subject to the Documents, and subject to the qualifications set forth below, we are of the opinion that (i) the Outstanding Shares have been duly authorized and are validly issued, fully paid and non-assessable; (ii) the Placement Agent Warrant Shares, the Redeemable Warrant Shares and the Note Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Placement Agent Warrants, the Redeemable Warrants and the Notes, respectively, will be validly issued, fully paid and non-assessable; and (iii) the Placement Agent Warrants have been duly authorized and are validly issued

         Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to matters about which we have been consulted. Consequently, there exist matters of a legal nature involving the Company in which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

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Magicworks Entertainment Incorporated
December 18, 1996
Page 3

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus contained in the Registration Statement.

                                             Very truly yours,

                                             GREENBERG, TRAURIG, HOFFMAN,
                                             LIPOFF, ROSEN & QUENTEL, P.A.

                                             By: /s/ FERN S. WATTS
                                                 -------------------------------
                                                     Fern S. Watts